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                                                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



The Board of Directors of
CKS Group, Inc.:



         We consent to the use of our report dated January 31, 1997, with respect to the balance sheets of McKinney & Silver as of December 31, 1995 and 1996, and the related statements of income and partners' capital and cash flows for each of the years in the three year period ended December 31, 1996, which report appears in the report on Form 8-K/A of CKS Group, Inc., dated March 5, 1997.


                                           /s/ ERNST & YOUNG LLP


Raleigh, North Carolina
March 5, 1997